                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): March 1, 2000


                              QUALCOMM INCORPORATED
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
                 (State or other jurisdiction of incorporation)



                0-19528                               95-3685934
         (Commission File No.)             (IRS Employer Identification No.)


                              5775 MOREHOUSE DRIVE
                           SAN DIEGO, CALIFORNIA 92121
              (Address of principal executive offices and zip code)



       Registrant's telephone number, including area code: (858) 587-1121

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

        On March 1, 2000, QUALCOMM Incorporated, a Delaware corporation ("QUALCOMM"), completed the acquisition of all of the outstanding capital stock of SnapTrack, Inc., a California corporation ("SnapTrack"). The acquisition was effected pursuant to that certain Agreement and Plan of Merger and Reorganization (the "Merger Agreement"), dated January 25, 2000 by and among QUALCOMM, Falcon Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of QUALCOMM ("Merger Sub"), and SnapTrack, whereby Merger Sub was merged with and into SnapTrack (the "Merger"), with SnapTrack being the surviving corporation in the Merger and a wholly owned subsidiary of QUALCOMM. In addition, QUALCOMM assumed all of the outstanding options and warrants to purchase capital stock of SnapTrack in connection with the Merger and such options and warrants are now exercisable for shares of QUALCOMM common stock. The Merger is intended to qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and will be accounted for as a "purchase." For a detailed description of the terms and conditions of the Merger Agreement, reference is made to such agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

        As a result of the Merger, QUALCOMM is obligated to issue up to 7,433,792 shares of its common stock to the securityholders of SnapTrack; provided however, that 10% of the total shares will be subject to an escrow for a period of one year (which one-year period could be extended in the event any claims are made) to satisfy the indemnification obligations of the SnapTrack securityholders that run in favor of QUALCOMM and its affiliates.

        Certain stockholders of SnapTrack who are entitled to receive an aggregate of 1,949,509 shares of QUALCOMM common stock in the Merger have executed lock-up agreements that impose certain limitations on such stockholders' ability to sell or otherwise transfer such shares. For a detailed description of the terms and conditions of the lock-up agreements, reference is made to such agreements, which are filed as Exhibits 2.2 through 2.5 hereto and incorporated herein by reference.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

        (a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

            (1) AUDITED CONSOLIDATED FINANCIAL INFORMATION OF SNAPTRACK, INC.

        (b) PRO FORMA FINANCIAL INFORMATION.

            (1) UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                OF QUALCOMM INCORPORATED.

                The following unaudited pro forma condensed consolidated financial information is being filed herewith:

                Unaudited Pro Forma Condensed Consolidated Balance Sheet at December 26, 1999

                Unaudited Pro Forma Condensed Consolidated Statement of Income for the three months ended December 26, 1999

                Unaudited Pro Forma Condensed Consolidated Statement of Income for the year ended September 30, 1999

                Notes to Unaudited Pro Forma Condensed Consolidated Financial Information

(c)     EXHIBITS.

        *2.1 Agreement and Plan of Merger and Reorganization dated as of January 25, 2000 among QUALCOMM Incorporated, Falcon Acquisition Corporation and SnapTrack, Inc. (Schedules to this exhibit have been omitted in reliance on Item 601 of Regulation S-K).

        *2.2 Lock-Up Agreement dated as of January 25, 2000 by and between QUALCOMM Incorporated and Stephen Poizner.

        *2.3 Lock-Up Agreement dated as of January 25, 2000 by and between QUALCOMM Incorporated and Norman Krasner.

        *2.4 Lock-Up Agreement dated as of January 25, 2000 by and between QUALCOMM Incorporated and Bruce Noel.

        *2.5 Lock-Up Agreement dated as of January 25, 2000 by and between QUALCOMM Incorporated and Walter Bell.

         2.6 Audited consolidated financial information of SnapTrack, Inc. dated as of December 31, 1999.

        23.1   Consent of Deloitte & Touche LLP.

       *99.1   Press Release dated March 2, 2000.

--------

* Previously filed on March 15, 2000 as an exhibit to this Form 8-K.


                                       3.

ITEM 7.(b)(1) UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION OF QUALCOMM INCORPORATED

        On March 1, 2000 (the "Closing Date"), QUALCOMM completed the acquisition of all of the outstanding capital stock of SnapTrack (see "Item 2. Acquisition or Disposition of Assets.") in a transaction accounted for as a purchase. The following unaudited pro forma condensed consolidated financial data present the effect of QUALCOMM`s acquisition of SnapTrack. The unaudited pro forma condensed consolidated balance sheet presents the consolidated financial position of QUALCOMM as of December 26, 1999, assuming that the acquisition had occurred as of that date. Such pro forma information is based upon the historical balance sheet data of QUALCOMM as of December 26, 1999 and SnapTrack as of December 31, 1999. The unaudited pro forma condensed consolidated statements of income for the year ended September 30, 1999 and for the three months ended December 26, 1999 give effect to earnings as if the acquisition had occurred on October 1, 1998. The unaudited pro forma condensed consolidated financial data are prepared using the purchase method of accounting.

        The unaudited pro forma condensed consolidated financial data are based on the estimates and assumptions set forth in the notes to such statements, which are preliminary and have been made solely for purposes of developing such pro forma information. The unaudited pro forma condensed consolidated financial data are not necessarily an indication of the results that would have been achieved had the transaction been consummated as of the dates indicated.

        The unaudited pro forma condensed consolidated financial data should be read in conjunction with the historical financial statements and notes thereto of QUALCOMM, including the Annual Report on Form 10-K for the year ended September 30, 1999 and the Quarterly Report on Form 10-Q for the quarter ended December 26, 1999, and the historical financial statements of SnapTrack for the year ended December 31, 1999, included herein.



                                       4.

                              QUALCOMM INCORPORATED
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                           DECEMBER 26, 1999
                                                              -------------------------------------------------------------------
                                                                      HISTORICAL
                                                              ---------------------------
ASSETS                                                         QUALCOMM         SNAPTRACK         ADJUSTMENTS          PRO FORMA
                                                              -----------      -----------        -----------         -----------
Current Assets:
  Cash and cash equivalents                                   $   303,978      $     5,931       $        (7)(a)      $   309,902
  Investments                                                   1,087,164                -                 -            1,087,164
  Accounts receivable, net                                        998,200            1,175                 -              999,375
  Finance receivables                                              24,167                -                 -               24,167
  Inventories, net                                                259,968                -                 -              259,968
  Other current assets                                            201,825              246               487 (b)          202,558
                                                              -----------      -----------       -----------          -----------
          Total current assets                                  2,875,302            7,352               480            2,883,134
Property, plant and equipment, net                                537,482              601                 -              538,083
Investments                                                       165,338                -                 -              165,338
Finance receivables, net                                          680,090                -                 -              680,090
Goodwill                                                                -                -           944,355 (c)          944,355
Other assets                                                      727,223              101            41,387 (d)          768,711
                                                              -----------      -----------       -----------          -----------
          Total assets                                        $ 4,985,435      $     8,054       $   986,222          $ 5,979,711
                                                              ===========      ===========       ===========          ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable and accrued liabilities                    $   715,546      $     1,521       $     1,617 (e)      $   718,684
  Unearned revenue                                                 64,625            6,935            (5,123)(f)           66,437
  Bank lines of credit                                            124,000                -                 -              124,000
  Current portion of long-term debt                                 3,109              715                 -                3,824
  Deferred tax liabilities                                              -                -             3,447 (b)            3,447
                                                              -----------      -----------       -----------          -----------
         Total current liabilities                                907,280            9,171               (59)             916,392
Long-term debt                                                          -              768                 -                  768
Other liabilities                                                  64,587                -            10,441 (b)           75,028
                                                              -----------      -----------       -----------          -----------
         Total liabilities                                        971,867            9,939            10,382              992,188
                                                              -----------      -----------       -----------          -----------

Minority interest in consolidated subsidiaries                     54,910                -                 -               54,910
                                                              -----------      -----------       -----------          -----------

Company-obligated mandatorily redeemable Trust
  Convertible Preferred Securities of a subsidiary trust
  holding solely debt securities of the Company                   269,895                -                 -              269,895
                                                              -----------      -----------       -----------          -----------

Stockholders' Equity:
  Preferred stock                                                       -                4                (4)(h)               -
  Common stock                                                         70                2                 1 (g)
                                                                                                          (2)(h)               71
  Deferred stock compensation                                           -          (30,522)           30,522 (h)                -
  Paid-in capital                                               3,196,953           53,241           (53,241)(h)
                                                                                                   1,033,984 (g)        4,230,937
  Retained earnings (deficit)                                     377,998          (24,620)           24,620 (h)
                                                                                                     (60,030)(i)          317,968
  Accumulated other comprehensive income                          113,742               10               (10)(h)          113,742
                                                              -----------      -----------       -----------          -----------
       Total stockholders' equity (deficit)                     3,688,763           (1,885)          975,840            4,662,718
                                                              -----------      -----------       -----------          -----------
       Total liabilities and stockholders' equity             $ 4,985,435      $     8,054       $   986,222          $ 5,979,711
                                                              ===========      ===========       ===========          ===========


                  See accompanying notes to unaudited pro forma condensed consolidated financial information


                                       5.

                              QUALCOMM INCORPORATED
         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                          THREE MONTHS ENDED DECEMBER 26, 1999
                                                      -----------------------------------------------------------------------
                                                                HISTORICAL
                                                      -----------------------------
                                                        QUALCOMM         SNAPTRACK           ADJUSTMENTS           PRO FORMA
                                                      -----------       -----------          -----------          -----------
Revenues                                              $ 1,120,073       $       319          $         -          $ 1,120,392
                                                      -----------       -----------          -----------          -----------
Operating expenses:
  Cost of revenues                                        648,748                23                    -              648,771
  Research and development                                 83,404             2,115(j)                 -               85,519
  Selling, general and administrative                     101,848             1,944(k)                 -              103,792
  Amortization of goodwill and intangible assets                -                 -               61,398(l)            61,398
  Other                                                    26,152                 -                    -               26,152
                                                      -----------       -----------          -----------          -----------
Total operating expenses                                  860,152             4,082               61,398              925,632
                                                      -----------       -----------          -----------          -----------

Operating income                                          259,921            (3,763)             (61,398)             194,760
                                                                                                                            -
Interest expense                                           (2,673)              (70)                   -               (2,743)
Investment income (expense), net                           36,247               106                    -               36,353
Distributions on Trust Convertible
    Preferred Securities of subsidiary trust              (11,045)                -                    -              (11,045)
Other                                                           -                 -                    -                    -
                                                      -----------       -----------          -----------          -----------
Income (loss) before income taxes                         282,450            (3,727)             (61,398)             217,325
Income tax (expense) benefit                             (105,331)                -                2,110(m)          (103,221)
                                                      -----------       -----------          -----------          -----------
Net income (loss)                                     $   177,119       $    (3,727)         $   (59,288)         $   114,104
                                                      ===========       ===========          ===========          ===========
Net earnings per common share:
   Basic                                              $      0.27                                                 $      0.17(n)
                                                      ===========                                                 ===========
   Diluted                                            $      0.23                                                 $      0.15(n)
                                                      ===========                                                 ===========
Shares used in per share calculations:
   Basic                                                  664,586                                                     670,378(n)
                                                      ===========                                                 ===========
   Diluted                                                790,827                                                     798,191(n)
                                                      ===========                                                 ===========

                  See accompanying notes to unaudited pro forma condensed consolidated financial information


                                       6.

                              QUALCOMM INCORPORATED
         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                           YEAR ENDED SEPTEMBER 30, 1999
                                                      -----------------------------------------------------------------------
                                                                HISTORICAL
                                                      -----------------------------
                                                       QUALCOMM          SNAPTRACK           ADJUSTMENTS           PRO FORMA
                                                      -----------       -----------          -----------          -----------
Revenues                                              $ 3,937,299       $        65          $         -          $ 3,937,364
                                                      -----------       -----------          -----------          -----------
Operating expenses:
  Cost of revenues                                      2,485,072                70                    -            2,485,142
  Research and development                                381,139             7,003 (j)                -              388,142
  Selling, general and administrative                     425,941             6,564 (k)                -              432,505
  Amortization of goodwill and intangible assets                -                 -              245,590(l)           245,590
  Other                                                   240,007                 -                    -              240,007
                                                      -----------       -----------          -----------          -----------
Total operating expenses                                3,532,159            13,637              245,590            3,791,386
                                                      -----------       -----------          -----------          -----------

Operating income (loss)                                   405,140           (13,572)            (245,590)             145,978

Interest expense                                          (14,698)             (255)                   -              (14,953)
Investment income (expense), net                           24,576               404                    -               24,980
Distributions on Trust Convertible                              -
    Preferred Securities of subsidiary trust              (39,297)                -                    -              (39,297)
Other                                                     (69,035)                -                    -              (69,035)
                                                      -----------       -----------          -----------          -----------
Income (loss) before income taxes                         306,686           (13,423)            (245,590)              47,673
Income tax (expense) benefit                             (105,807)                -                7,219(m)           (98,588)
                                                      -----------       -----------          -----------          -----------
Net income (loss)                                     $   200,879       $   (13,423)         $  (238,371)         $   (50,915)
                                                      ===========       ===========          ===========          ===========

Net earnings (loss) per common share:
   Basic                                              $      0.34                                                 $     (0.08)(n)
                                                      ===========                                                 ===========
   Diluted                                            $      0.31                                                 $     (0.08)(n)
                                                      ===========                                                 ===========
Shares used in per share calculations:
   Basic                                                  594,714                                                     600,506(n)
                                                      ===========                                                 ===========
   Diluted                                                649,886                                                     600,506(n)
                                                      ===========                                                 ===========

                  See accompanying notes to unaudited pro forma condensed consolidated financial information


                                       7.

                              QUALCOMM INCORPORATED

    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

Note 1 - Basis of Presentation

        On the Closing Date, QUALCOMM completed the acquisition of all of the outstanding capital stock of SnapTrack (see "Item 2. Acquisition or Disposition of Assets.") in a transaction accounted for as a purchase. The fair value of the QUALCOMM common stock issuable to effect the purchase is estimated to be approximately $139.56 per share based on the average closing price of QUALCOMM's common stock for the four-day period ending on the Closing Date. The average fair value of 1,543,876 replacement options and 86,193 warrants to purchase QUALCOMM's common stock is estimated to be approximately $138.42 per share, determined using the Black-Scholes option pricing model assuming a 6.5% risk-free interest rate, 54% volatility and an expected life of 3.5 years. The purchase price of the SnapTrack acquisition is estimated to be approximately $1 billion, including the value of the QUALCOMM shares, the value of vested and unvested options and warrants issued at the Closing Date and estimated transaction costs of $1.6 million.

        The preliminary allocation of the purchase price using balances at March 1, 2000 is summarized below (in thousands):


                    Patents                      $    15,230
                    Completed technology               4,890
                    In-process technology             60,030
                    Assembled workforce                3,750
                    Customer base                     10,450
                    Goodwill                         948,040
                    Net liabilities assumed           (6,781)
                                                 -----------
                    Total purchase price         $ 1,035,609
                                                 ===========


        The preliminary purchase price allocation is based on the estimated fair values of the acquired assets and assumed liabilities and an independent appraisal of intangible assets. The Company expects to finalize the purchase price allocation within one year and does not anticipate material adjustments to the preliminary purchase price allocation presented. The amount allocated to in-process technology represents the purchased in-process technology for projects that, as of the date of the acquisition, had not yet reached technological feasibility and had no alternative future use. The value of these projects was determined by estimating the resulting net cash flows from the sale of the products from completion of the projects, reduced by the portion of revenue attributable to developed technology and the percentage completion of the project. The resulting cash flows were then discounted back to their present value at appropriate discount rates. The amounts allocated to in-process technology were charged to the statement of income in the second quarter of QUALCOMM's fiscal year 2000.

Note 2 - Pro Forma Adjustments

(a) Reflects cash proceeds paid by QUALCOMM to SnapTrack shareholders for fractional shares.

(b) Reflects deferred tax assets and liabilities resulting from the acquisition and the preliminary purchase price allocation described in
        Note 1.

                                       8.

(c) Reflects goodwill resulting from the acquisition based on the preliminary purchase price allocation described in Note 1 as if the acquisition had occurred on December 26, 1999.

(d) Reflects $7 million in deferred tax assets and other intangible assets resulting from the acquisition based on the preliminary purchase price allocation described in Note 1 as if the acquisition had occurred on December 26, 1999.

(e) Reflects accrued liabilities related to transaction costs incurred by QUALCOMM.

(f) Reflects an adjustment to reduce SnapTrack's unearned revenue to fair value.

(g) Reflects the estimated value of common stock issuable to effect the purchase.

(h)     Reflects the elimination of SnapTrack's equity.

(i) Reflects amounts allocated to in-process technology based on the preliminary purchase price allocation described in Note 1.

(j) SnapTrack research and development expense includes $0.2 million and $1.3 million for the first three months in fiscal 2000 and the year ended September 30, 1999, respectively, in amortization of deferred stock compensation related to SnapTrack cheap stock issuance. Such cost is duplicative, as the fair value of the stock has been included in the purchase price which results in additional goodwill amortization, and will not be recorded by QUALCOMM in periods subsequent to the purchase.

(k) SnapTrack selling, general and administrative expense includes $0.2 million and $1.2 million for the first three months in fiscal 2000 and the year ended September 30, 1999, respectively, in amortization of deferred stock compensation related to SnapTrack cheap stock issuance. Such cost is duplicative, as the fair value of the stock has been included in the purchase price which results in additional goodwill amortization, and will not be recorded by QUALCOMM in periods subsequent to the purchase.

(l) Reflects amortization of patents, assembled workforce, completed technology, customer base and goodwill over their estimated useful lives of four years as if the acquisition had occurred as of the beginning of the periods presented. The amount allocated to in-process technology has not been included in the unaudited pro forma condensed consolidated statements of operations as it is nonrecurring. This amount was expensed in the second quarter of QUALCOMM's fiscal 2000.

(m) Reflects the estimated tax benefit related to SnapTrack's net loss and the change in deferred tax liabilities resulting from the amortization of certain of the intangible assets recorded as part of the acquisition.

(n) Basic and diluted net earnings per share is computed using the weighted average number of common shares outstanding during the period. Unaudited pro forma basic and diluted net earnings per share include 5,792,120 shares of common stock to be issued in connection with the acquisition of SnapTrack. Unaudited pro forma diluted net earnings per share for the three months ended December 26, 1999 include 1,641,618 dilutive shares issuable in connection with replacement stock options and warrants; such shares have not been considered in calculating net loss per common share for the year ended September 30, 1999 because their effect would be anti-dilutive. QUALCOMM effected a four-for-one stock split in December 1999; pro forma net

                                       9.

        earnings per common share for the year ended September 30, 1999 are presented giving retroactive effect to the stock split.


                                      10.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                            QUALCOMM INCORPORATED


Dated:  April 11, 2000                      By: /s/ ANTHONY S. THORNLEY
                                               ---------------------------------
                                               Anthony S. Thornley
                                               Executive Vice President and
                                               Chief Financial Officer


                                      11.